SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2005

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

CORVIS CORPORATION

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On April 12, 2005, Broadwing Corporation provided notice to the holders of its Senior Convertible Notes that in accordance with the terms of the notes and the Securities Purchase Agreement, dated February 9, 2004, relating to the notes, Broadwing was electing to pay in cash both the interest of $1,567,515 due on the notes on May 19, 2005 and the installment of principal of $32,142,857 due on the notes on that date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

Date: April 12, 2005	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President and Chief Financial